D(7)

FILE FIC USA CONTRACTS

OPTION AGREEMENT

Between

Real Equity Centre Inc.
Whose place of business is Calgary, Alberta
(Hereinafter referred to as "**REC**")

And

FIC Investments USA Corp.
Whose place of business is Vancouver, British Columbia
(Hereinafter referred to as "**FIC US**")

WHEREAS REC has purchased a commercial building in Calgary located at 1716 – 16 Avenue, NW, ("the **Property**").

AND WHEREAS FIC US is desirous of reviewing the Property with the prospect of becoming an equity participant.

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AND WHEREAS FIC US advanced REC on August 23, 2005 an amount of $100,000.00 (one hundred thousand dollars) and on November 18th 2005 an amount of $225,000.00 (two hundred twenty-five thousand dollars) (the "**Advance Effective Date(s)**") the receipt of which is hereby acknowledged (the "**Advance**"),

Repaid Fiscal 2007

THEREFORE the parties agree as follows:

1. REC grants to FIC US an option to become a mutually acceptable equity partner in the Property on or before March 10, 2006 (the "**Option**").

2. In the event FIC US exercises the Option, the parties will have 30 (thirty) days in which to enter into a mutually acceptable equity agreement and the Advance will be credited as FIC US's contribution towards its equity in the Property.

3. In the event FIC US does not exercise the Option:

   a. REC shall account the Advance as an interim financing, which shall accrue interest in the amount of 1% (one percent) per month effective from the Advance Effective Dates and payable monthly commencing April 1, 2005.

b. on or before June 30 2006, (the "**Refund Date**"), REC will repay FIC US the Advance complete with accrued interest due and payable as at the Refund Date, and

c. Upon receipt of the Advance and accrued interest, FIC US and REC will forever finally, fully and absolutely release one onto the other from any and all actions, claims, demands, causes of action, complaints and demands of any nature arising out of or in any way relating to the Option or the Property.

4. In the event REC does not refund the Advance on the Refund Date, the Advance shall continue to accrue interest as outlined in Clause 3, and REC consents to FIC US securing the Advance by filing and sustaining a General Security Agreement (the "**GSA**") against REC and the Property until such time as the Advance and accrued interest is paid in full.

5. This agreement represents the entire agreement between the parties, and shall be binding upon each party's respective successors, assigns, agents and officers.

Accepted and agreed this 18 date of NOVEMBER, 2005.

For:
Real Equity Centre Inc.

Per: Greg Hapstritt, President

FIC Investments USA Corp

Per:
EARLE PASQUILL